Exhibit 99.3

Management’s Discussion and Analysis of Financial Condition and Results of Operations Explanatory Note

Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our Annual Report on Form 10-K, filed on April 12, 2019 (“2018 10-K”) (“MD&A”) has been updated to reflect the reclassification of Taronis Fuels, Inc. as a discontinued operation due to the December 5, 2019 spin-off of the Company’s wholly-owned subsidiary. Specifically, “Overview”, “Results of Operations”, “Liquidity and Capital Resources”, “Critical Accounting Policies” and “Risk Factors” have been updated to delete references to the discontinued operations and to update financial information to reflect the reclassifications. No other changes have been made and we have not attempted to update the MD&A except as specifically described above.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion is intended to assist you in understanding our business and results of operations together with our financial condition. This section should be read in conjunction with our historical consolidated financial statements and notes, included elsewhere in this report. Statements in our discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. We caution that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Disclosure Regarding Forward-Looking Statements.”

Discontinued Operations

On December 5, 2019, Taronis Technologies, Inc. (“Taronis Technologies”) completed the spin-off of its wholly-owned subsidiary Taronis Fuels, Inc. (“Taronis Fuels Spin-Off”). See “Discontinued Operations – Taronis Fuels” below for discussions related to those operations.

Overview

We are a technology-based company that is focused on addressing the global constraints on natural resources, including water. Our core technology application – water decontamination/sterilization – is derived from our patented and proprietary Venturi® Plasma Arc System (“Venturi System”). The Venturi System works by generating a combination of electric current, heat, ultraviolet light and ozone, that affects the feedstock (wastewater) run through the system. We use our Venturi System to sterilize bio-contaminants in waste and decontaminate water. We also own a controlling interest in a water conservation technology company called the WATER PILOT®.

Sterilization Mode

The Venturi System may process any number of liquified waste streams. In most cases we pass the selected waste stream through the system a limited number of times to achieve the maximum sterilization/decontamination effect on the waste stream. The system mode also produces modest amounts of gas as a byproduct. Our proprietary combination of electric current, heat, ultraviolet light and ozone has shown an ability to eliminate up to 99.9% of EPA and USDA regulated pathogens such as e-coli and fecal coliform. We also believe our technology has the capability to eliminate cyanobacteria commonly referred to as “blue-green algae” and are currently conducting tests to verify that capability.

The Venturi System forces a high-volume flow of liquid waste through a submerged plasma arc existing between carbon electrodes, a process which sterilizes the bio-contaminants within the waste without requiring any chemical disinfecting agents. The Venturi System also releases a clean burning fuel as a byproduct of the decontamination and sterilization process, which can be used to offset some energy consumption. Because our Venturi Systems are available in various sizes from 50kW to 500kW, they are applicable to a broad array of end-users, including: (i) large consumers of cutting fuels (construction companies, shipbuilders, heavy industry) who desire a safer, renewable, and efficient alternative to acetylene and propane, (ii) producers of contaminated waste streams (commercial manufacturers, farming operations, chemical producers, etc.) who either desire to or are mandated by law to treat agricultural, pharmaceutical, industrial or manufacturing waste streams prior to release into the ecosystem and (iii) local, state or federal governments, desirous of decontaminating water sources or reclaiming waste water that is otherwise unusable.

The WATER PILOT®

The Company also owns a controlling interest in Water Pilot, LLC. The WATER PILOT® System immediately reduces water consumption and provides its end users with live remote consumption monitoring for long term leak protection and water asset management. An integral, client-based alarm and notification system that reports to any mobile device. Water Pilot may be appropriate for a wide range of businesses or properties with a water meter. The Company currently sells the Water Pilot directly and through a network of commissioned sales agents across the United States.

Our Strategy

We strive to be a leading clean technology company. We seek to accomplish this goal through commercialization of our existing proprietary products, acquisition of similarly aligned businesses and through research and development to improve upon our products and discover new products or applications.

To further the commercialization of our Venturi Systems for decontamination and sterilization, we have applied for and have been awarded two grants from the United States Department of Agriculture and have successfully completed a number of pilot studies and plan to open a commercial sterilization and decontamination facility in the United States within the next year. We also have acquired a controlling interest in the Water Pilot, LLC, which is a water conservation technology company.

Our research and development activities are focused on:

●	the potential ability to use the Venturi System for the processing of agricultural waste and for the elimination of cyanobacteria, commonly referred to as “blue-green algae”;

●	proving and scaling the utility our Venturi System on a large-scale industrial basis;

●	improvement upon existing intellectual property related to the WATER PILOT®.

Our Distribution & Sales Network

Our Venturi System is distributed directly by the Company and marketed and/or sold via a network of international brokers for waste water sterilization. We are also exploring a number of commercial applications for the Venturi® system for sterilization. Additionally, the WATER PILOT® is sold directly by the Company and through a network of commissioned sales agents across the United States.

Competitive Business Conditions

The competitive landscape in which the Venturi System may be utilized for wastewater decontamination and sterilization is relatively undeveloped and we are not aware of any direct competitors at this time.

We are unaware of direct competition related to the WATER PILOT® at this time, although there are a number of other water conservation technologies in the marketplace today.

Subsequent Events

Taronis Fuels Spin-Off (December 5, 2019)

On December 5, 2019, Taronis Technologies Inc (“Taronis Technologies”) completed the spin-off of its wholly-owned subsidiary Taronis Fuels, Inc. (“Taronis Fuels Spin-Off”). Taronis Technologies is filing this Current Report on Form 8-K to update its previously filed financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 to reflect the reclassification of the operations divested in the Taronis Fuels Spin-Off as discontinued operations.

Results of Operations

Comparison for the years ended December 31, 2018 and 2017

Revenues

For the years ended December 31, 2018 and 2017, no revenues were generated.

Cost of Revenues

For the years ended December 31, 2018 and 2017, there were no costs of revenues.

Operating Expenses

Operating costs for the years ended December 31, 2018 and 2017 were $10,355,840 and $8,614,900, respectively. The increase in our operating costs in 2018 was primarily attributable to significant capital markets activity during the year. Our research and development expenses decreased by $160,619 primarily due to a reduction in research activity being done on high volume processing and feedstock combustion. During the year ended December 31, 2018, the Company recognized $556,810 in consulting fees related to the six acquisitions completed. During the year ended December 31, 2018 we recognized a non-cash charge of $378,600 in stock-based compensation, compared to $425,492 in the comparable year ended December 31, 2017. Also during the year ended December 31, 2017, we recognized a gain of $50,180 on the sale and disposal of certain property and equipment that was disposed of at the time of our move versus a gain on the sale and disposal of certain property and equipment of $15,074 for the year ended December 31, 2018. Other non-cash operating expenses were due to depreciation and amortization charges of $369,392 for the year ended December 31, 2018, compared to $64,108 for the year ended December 31, 2017.

Net Loss

Our results have recognized losses in the amount of $10,539,419 compared to $7,903,675 for the years ended December 31, 2018 and 2017, respectively. The increase in our loss was primarily attributable to significant legal, consulting and advisory expenses related to the restructuring of our capital structure and identifying scalable capital options.

Liquidity and Capital Resources

As of December 31, 2018, the Company had no cash and has reported a net loss of $10,539,419 and has used cash in operations of $4,107,470 for the year ended December 31, 2018. Partly offsetting our negative cash flows, as of December 31, 2018 the Company had a positive working capital position of $2,706,268, and a stockholder’s equity balance of $23,190,574. As a result of the Company’s negative cash flow generation, there is substantial doubt about the Company’s ability to continue as a going concern within one year from the issuance date of the financial statements.

The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of public or private offerings or through the use of indebtedness.

Historically, the Company has financed its operations through equity and debt financing transactions and expects to continue incurring operating losses for the foreseeable future. The Company’s plans and expectations for the next 12 months include raising additional capital to help fund commercial operations, make select acquisitions, and new product development. The Company utilizes cash in its operations of approximately $785,000 per month.

Historically, we have financed our operations through equity and debt financing transactions and we expect to continue incurring operating losses for the foreseeable future. Our plans and expectations for the next 12 months from the date of filing this annual report include raising additional capital to help fund commercial operations, including product development. We utilize cash in our operations of $4,107,470. The primary use of cash from operations was to support the growth in our industrial gas and welding sales force and the supporting logistics and fulfillment team in Florida, Texas, Louisiana and California during 2018.

If these sources do not provide the capital necessary to fund our operations during the next twelve months from the date of this report, we may need to curtail certain aspects of our operations or expansion activities, consider the sale of our assets or consider other means of financing. We can give no assurance that we will be successful in implementing our business plan and obtaining financing on terms advantageous to us or that any such additional financing would be available to us.

Cash Flows from Operations

Cash flows from continuing operations for operating, financing and investing activities for the years ended December 31, 2018 and 2017 are summarized in the following table:

	Years Ended December 31,
	2018	2017

Operating activities	$(4,107,469)	$(3,123,539)
Investing activities	(3,840,536)	(33,480)
Financing activities	7,948,002	3,090,060

Net (decrease) increase in cash	$-	$-

For the years ended December 31, 2018 and 2017, we used cash in operations of $4,107,469 and $3,123,539, respectively. Our cash use for 2018 was primarily attributable to cash used to reduce vendor balances, accrued expenses and other short-term liabilities. Our cash use for 2017 was primarily attributable to general corporate needs, personnel restructuring, the overhaul of our capital structure, and organic growth initiatives. During the year ended December 31, 2018, cash used by investing activities consisted of $3,840,536 primarily due to payments for non-compete agreements and purchases of fixed assets. During the year ended December 31, 2017, cash provided by investing activities consisted of $33,480. Cash provided by financing activities for the year ended December 31, 2018 was $7,948,002 as compared to cash provided by financing activities for the year ended December 31, 2017 of $3,090,060. The net increase in cash during the years ended December 31, 2018 and 2017 was $0.

Recent Accounting Standards

Included in the Company’s financial statements in Exhibit 99.2 included in this Form 8-K.

Critical Accounting Policies

Our significant accounting policies are presented in this Report in our Notes to financial statements, which were contained our 2018 Annual Report and this Form 8-K. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

We prepare our financial statements in conformity with U.S. GAAP. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with our Board of Directors (the “Board”); however, actual results could differ from those estimates.

We issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.

The Company adopted ASC 606 effective January 1, 2018 using the modified retrospective method which would require a cumulative effect adjustment for initially applying the new revenue standard as an adjustment to the opening balance of retained earnings and the comparative information would not require to be restated and continue to be reported under the accounting standards in effect for those periods.

Based on the Company’s analysis, the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards.

The Company principally generates revenue by providing consulting services. The Company’s revenue recognition policy for the year ending December 31, 2018 is as follows:

●	The Company applies the five-step process outlined in ASC 606 when recognizing revenue with regards to consulting services:

○	The Company enters into a written consulting agreement with a customer to provide professional services and has an enforceable right to payment for its performance completed to date;

○	All of the promised services are identified to determine whether those services represent performance obligations;

○	In consideration for the services to be rendered, the Company expects to receive incremental payments during the term of the agreement;

○	Payments are estimated for each performance obligation and allocated in accordance with payment terms; and

○	Typically, consulting services contracts will follow a similar pattern of recognition as legacy GAAP. The nature of the consulting services is such that the customer will receive benefits of the Company’s performance only when the customer receives the professional services. Consequently, the entity recognizes revenue over time by measuring the progress toward complete satisfaction of the performance obligation.

The fair value of an embedded conversion option that is convertible into a variable amount of shares and warrants that include price protection reset provision features are deemed to be “down-round protection” and, therefore, do not meet the scope exception for treatment as a derivative under Accounting Standards Codification (“ASC”) ASC 815 “Derivatives and Hedging”, since “down-round protection” is not an input into the calculation of the fair value of the conversion option and warrants and cannot be considered “indexed to the Company’s own stock” which is a requirement for the scope exception as outlined under ASC 815. The accounting treatment of derivative financial instruments requires that we record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date.

We reassess the classification of our derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into a convertible credit facility for which such instruments contained a variable conversion feature with no floor, we have adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees.

The Black-Scholes option valuation model was used to estimate the fair value of the warrants and conversion options. The model includes subjective input assumptions that can materially affect the fair value estimates. We determined the fair value of the Binomial Lattice Model and the Black-Scholes Valuation Model to be materially the same. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants. Conversion options are recorded as debt discount and are amortized as interest expense over the life of the underlying debt instrument.

Goodwill and Indefinite-lived Assets

We have recorded goodwill and other indefinite-lived assets in connection with our acquisitions. These acquisitions were under Taronis Fuels, Inc. and due to the Taronis Fuels Spin-Off, ire included in discontinued operations. Goodwill associated with the acquisitions has also been reclassified to discontinued operations.

Goodwill, which represents the excess of acquisition cost over the fair value of the net tangible and intangible assets of the acquired company, is not amortized. Indefinite-lived intangible assets are stated at fair value as of the date acquired in a business combination. The recoverability of goodwill is evaluated at least annually and when events or changes in circumstances indicate that the carrying amount may not be recoverable.

We analyze goodwill first to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a detailed goodwill impairment test as required. The more-likely-than-not threshold is defined as having a likelihood of more than 50%.

Events and circumstances for an entity to consider in conducting the qualitative assessment are:

●	Macroeconomic conditions such as a deterioration in general economic conditions, limitations on accessing capital, fluctuations in foreign exchange rates, or other developments in equity and credit markets.

●	Industry and market considerations such as a deterioration in the environment in which an entity operates, an increased competitive environment, a decline in market-dependent multiples or metrics (considered in both absolute terms and relative to peers), a change in the market for an entity’s products or services, or a regulatory or political development.

●	Cost factors such as increases in raw materials, labor, or other costs that have a negative effect on earnings and cash flows.

●	Overall financial performance such as negative or declining cash flows or a decline in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods.

●	Other relevant entity-specific events such as changes in management, key personnel, strategy, or customers, contemplation of bankruptcy, or litigation.

●	Events affecting a reporting unit such as a change in the composition or carrying amount of its net assets, a more-likely-than-not expectation of selling or disposing of all, or a portion, of a reporting unit, the testing for recoverability of a significant asset group within a reporting unit, or recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

●	If applicable, a sustained decrease in share price (considered in both absolute terms and relative to peers).

As of December 31, 2019, the Company had no goodwill recorded for continuing operations.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Discontinued Operations – Taronis Fuels

Overview

We are a technology-based company that is focused on addressing the global constraints on natural resources, including fuel and water. Our core technology application – renewable fuel – is derived from our patented and proprietary Plasma Arc Flow System. The Plasma Arc Flow System works by generating a combination of electric current, heat, ultraviolet light and ozone, that affects the feedstock run through the system to create a chosen outcome, depending on whether the system is in “gasification mode” or “sterilization mode”. We use our Plasma Arc Flow System to make MagneGas, but it has the ability to gasify many forms of liquids and liquid waste such as used vegetable, soybean or motor oils, certain types of liquified biomass, ethylene glycol and can be used to sterilize bio-contaminants in waste and decontaminate water.

Gasification Mode – MagneGas Cutting Fuel

When the Plasma Arc Flow System is in “gasification mode” and the appropriate feedstock is passed through the system in a closed loop with constant recirculation (to achieve the maximum possible gasification rates), it creates a renewable, hydrogen-based synthetic fuel we call “MagneGas”. We sell MagneGas as a metal cutting fuel as an alternative product to acetylene, which is the most commonly used metal fuel globally, but also happens to be a non-renewable fossil fuel-based metal cutting fuel. Alternatively, MagneGas is a cleaner, renewable fuel alternative that creates a flame up to 85% hotter than acetylene and cuts metal up to 38% faster than acetylene, while maintaining a comparable price. The use of MagneGas is nearly identical to acetylene (it merely requires a different welding tip and a regulator) making it easy for end-users to adopt our product with limited training. After production, the MagneGas is stored in hydrogen cylinders which are then sold to market on a rotating basis.

Over the last several years we have acquired and maintain a retail distribution network, which allows us to sell and transport MagneGas to customers in various metalworking industries. Since 2017, we have doubled the range we are able to distribute MagneGas and are now able to more efficiently address markets within a 500-mile radius of our production hubs in Florida and Texas. Within the next two years, we plan to create two production hubs in California to serve the western United States. Finally, we have and intend to continue to acquire complementary gas and welding supply distribution businesses in order to expand the distribution and use of MagneGas, other industrial gases and related equipment. We have sold to over 30,000 customers in the public and private sectors.

During 2018 and 2017, as part of our retail growth strategy, we acquired a number of businesses with large customer bases through which we now offer our proprietary MagneGas product in addition to other gases and welding supplies. The majority of our retail locations are in Texas and California, which we believe are the two top markets for consumption of metal cutting fuels and related supplies. We also have locations in Florida and Louisiana. We also market, for sale and licensure, our proprietary plasma arc technology for gasification and the processing of liquid waste and have developed a global network of brokers to sell the Plasma Arc Flow System.

Subsequent Events

Securities Purchase Agreement (January 16, 2019)

On January 16, 2019, we entered into a Securities Purchase Agreement (“SPA”) with Melvin Ruyle Family Living Trust (the “Seller”) and Tyler Welders Supply, Inc., a Texas corporation (“TWS”) for the purchase of all of the issued and outstanding capital stock of TWS by us (“Transaction”). Under the terms of the SPA, we purchased one hundred percent of TWS’s issued and outstanding capital stock for the gross purchase price of $2,500,000 (“TWS Stock”). The SPA includes certain other terms and conditions which are typical in securities purchase agreements. Effective at closing, we assumed business operations at our new location in Tyler, Texas.

Asset Purchase Agreement (February 22, 2019)

On February 22, 2019, the Company entered into an Asset Purchase Agreement (“APA”) with Complete Cutting & Welding Supplies, Inc. and closed the purchase of certain assets related to the Seller’s welding supply and gas distribution business located in California. The total purchase price for the purchased assets and assumed liabilities was $2,500,000. The APA included certain other terms and conditions which are typical in asset purchase agreements. On October 22, 2018, the Company made an initial non-refundable deposit of $250,000 for the purchase of the assets. Upon execution of the APA, the Company funded the remaining $2,250,000 balance due. Effective at closing, the Company commenced business operations in California through its wholly owned subsidiary MagneGas Welding Supply – Complete LA, LLC and is doing business as “Complete Welding”.

Results of Operations

Comparison for the years ended December 31, 2018 and 2017

Revenues

For the years ended December 31, 2018 and 2017, we generated total revenues of $9,713,183 and $3,719,452, respectively. The 161% increase in revenue was due primarily to the six acquisitions completed during the year ended December 31, 2018. These acquisitions contributed $6,160,587 in revenue during the period. The Company’s Florida operations generated $3,552,596 during 2018, largely unchanged from the prior year. The Company dedicated virtually all spare financial and operational resources during 2018 to completing, integrating, and implementing growth plans at the six newly acquired businesses in California, Texas and Louisiana.

Cost of Revenues

For the years ended December 31, 2018 and 2017, costs of revenues were $5,599,316 and $2,216,773, respectively. For the years ended December 31, 2018 and 2017, we generated a gross profit of $4,113,867 and $1,502,679, respectively. Gross margins for the years ended December 31, 2018 and 2017 were 42% and 40%, respectively. The decline in gross margins was due to acquisition accounting treatment of the acquired inventory values. The Company recorded $534,870 in additional cost of goods sold during the year due to acquisition accounting. If this amount were excluded, gross margins would have been 48%. The Company anticipates that margins will improve as all acquired inventory is sold and our cost basis for replacement inventory is reflected in our future cost of goods sold. Partially offsetting this increase in cost of goods sold, the Company has achieved better pricing and terms on select products as we achieve economies of scale and greater buying power.

Operating Expenses

Operating costs for the years ended December 31, 2018 and 2017 were $8,720,303 and $4,606,930, respectively. The increase in our operating costs in 2018 was primarily attributable to the completion of our six acquisitions in 2018 and significant capital markets activity during the year. During the year ended December 31, 2018, the Company recognized $556,810 in consulting fees related to the six acquisitions completed. Also during the year ended December 31, 2017, we recognized a gain of $50,180 on the sale and disposal of certain property and equipment that was disposed of at the time of our move versus a gain on the sale and disposal of certain property and equipment of $15,074 for the year ended December 31, 2018. Other non-cash operating expenses were due to depreciation and amortization charges of $1,063,953 for the year ended December 31, 2018, compared to $673,062 for the year ended December 31, 2017.

Net Loss

Our results have recognized losses in the amount of $4,497,424 compared to $3,120,713 for the years ended December 31, 2018 and 2017, respectively. The increase in our loss was primarily attributable to significant legal, consulting and advisory expenses related to identifying scalable capital options and executing on our acquisition growth strategy.

Liquidity and Capital Resources

As of December 31, 2018, the Company had cash of $1,598,737 and has reported a net loss of $4,497,424 and has used cash in operations of $5,286,174 for the year ended December 31, 2018. Partly offsetting our negative cash flows, as of December 31, 2018 the Company had a positive working capital position of $3,386,909. As a result of the Company’s negative cash flow generation, there is substantial doubt about the Company’s ability to continue as a going concern within one year from the issuance date of the financial statements.

The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of public or private offerings or through the use of indebtedness.

Historically, the Company has financed its operations through equity and debt financing transactions and expects to continue incurring operating losses for the foreseeable future. The Company’s plans and expectations for the next 12 months include raising additional capital to help fund commercial operations, make select acquisitions, and new product development. The Company utilizes cash in its operations of approximately $785,000 per month.

Historically, we have financed our operations through equity and debt financing transactions and we expect to continue incurring operating losses for the foreseeable future. Our plans and expectations for the next 12 months from the date of filing this annual report include raising additional capital to help fund commercial operations, including product development. We utilize cash in our operations of $5,286,174. The primary use of cash from operations was to support the growth in our industrial gas and welding sales force and the supporting logistics and fulfillment team in Florida, Texas, Louisiana and California during 2018.

If these sources do not provide the capital necessary to fund our operations during the next twelve months from the date of this report, we may need to curtail certain aspects of our operations or expansion activities, consider the sale of our assets or consider other means of financing. We can give no assurance that we will be successful in implementing our business plan and obtaining financing on terms advantageous to us or that any such additional financing would be available to us.

Cash Flows from Discontinued Operations

Cash flows from discontinued operations for operating, financing and investing activities for the years ended December 31, 2018 and 2017 are summarized in the following table:

	Years Ended December 31,
	2018	2017

Operating activities	$(5,286,174)	$(1,664,337)
Investing activities	(8,334,438)	(487,880)
Financing activities	15,438,994	1,122,630

Net (decrease) increase in cash	$1,818,379	$(1,029,586)

For the years ended December 31, 2018 and 2017, we used cash in operations of $5,286,174 and $1,664,337, respectively. Our cash use for 2018 was primarily attributable to cash used to reduce vendor balances, accrued expenses and other short-term liabilities. Our cash use for 2017 was primarily attributable to general corporate needs, personnel restructuring, the overhaul of our capital structure, and organic growth initiatives. During the year ended December 31, 2018, cash used by investing activities consisted of $8,334,438 primarily due to the acquisition of six welding supply establishments. During the year ended December 31, 2017, cash used by investing activities consisted of $487,880. Cash provided by financing activities for the year ended December 31, 2018 was $15,438,994 as compared to cash provided by financing activities for the year ended December 31, 2017 of $1,122,630. The net increase in cash during the year ended December 31, 2018 was $1,011,913 as compared to a net decrease in cash of $1,029,586 for the year ended December 31, 2017.

Recent Accounting Standards

Included in the Company’s financial statements included in this Form 10-K.

Critical Accounting Policies

Our significant accounting policies are presented in this Report in our Notes to financial statements, which are contained in this 2018 Annual Report. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

We prepare our financial statements in conformity with U.S. GAAP. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with our Board of Directors (the “Board”); however, actual results could differ from those estimates.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.

The Company adopted ASC 606 effective January 1, 2018 using the modified retrospective method which would require a cumulative effect adjustment for initially applying the new revenue standard as an adjustment to the opening balance of retained earnings and the comparative information would not require to be restated and continue to be reported under the accounting standards in effect for those periods.

Based on the Company’s analysis, the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards.

The Company principally generates revenue through three processes: (1) the sale of MagneGas fuel for metal cutting and through the sales of other industrial and specialty gases and related products through our wholly owned subsidiaries and (2) through the sales of our Plasma Arc Flow Systems. The Company’s revenue recognition policy for the year ending December 31, 2018 is as follows:

●	Revenue for metal-working fuel, industrial gases and welding supplies is recognized when performance obligations of the sale are satisfied. The majority of the Company’s terms of sale have a single performance obligation to transfer products. Accordingly, the Company recognizes revenue when control has been transferred to the customer, generally at the time of shipment of products. Under the previous revenue recognition accounting standard, the Company recognized revenue upon transfer of title and risk of loss, generally upon the delivery of goods.

●	Revenue generated from sales of each Plasma Arc Flow Unit is recognized upon delivery. Significant deposits are required before production commences. These deposits are classified as customer deposits.

Goodwill and Indefinite-lived Assets

We have recorded goodwill and other indefinite-lived assets in connection with our acquisitions. Goodwill, which represents the excess of acquisition cost over the fair value of the net tangible and intangible assets of the acquired company, is not amortized. Indefinite-lived intangible assets are stated at fair value as of the date acquired in a business combination. The recoverability of goodwill is evaluated at least annually and when events or changes in circumstances indicate that the carrying amount may not be recoverable.

We analyze goodwill first to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a detailed goodwill impairment test as required. The more-likely-than-not threshold is defined as having a likelihood of more than 50%.

Events and circumstances for an entity to consider in conducting the qualitative assessment are:

●	Macroeconomic conditions such as a deterioration in general economic conditions, limitations on accessing capital, fluctuations in foreign exchange rates, or other developments in equity and credit markets.

●	Industry and market considerations such as a deterioration in the environment in which an entity operates, an increased competitive environment, a decline in market-dependent multiples or metrics (considered in both absolute terms and relative to peers), a change in the market for an entity’s products or services, or a regulatory or political development.

●	Cost factors such as increases in raw materials, labor, or other costs that have a negative effect on earnings and cash flows.

●	Overall financial performance such as negative or declining cash flows or a decline in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods.

●	Other relevant entity-specific events such as changes in management, key personnel, strategy, or customers, contemplation of bankruptcy, or litigation.

●	Events affecting a reporting unit such as a change in the composition or carrying amount of its net assets, a more-likely-than-not expectation of selling or disposing of all, or a portion, of a reporting unit, the testing for recoverability of a significant asset group within a reporting unit, or recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

●	If applicable, a sustained decrease in share price (considered in both absolute terms and relative to peers).

Based on the accounting standards update 2017-04 – Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, some or all of the Company’s goodwill may be impaired as of 3/31/19.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.